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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-58296) and related prospectuses of Insight Communications Company, Inc. for the registration of 5,000,000 shares of its Class A Common Stock and certain other securities and the Registration Statement (Form S-8, No. 333-57808) pertaining to the Insight Communications Company, Inc. 1999 Stock Option Plan of our report dated March 12, 2001, with respect to the consolidated financial statements of Insight Communications Company, Inc. for the year ended December 31, 2000, as amended, included in this Annual Report (Form 10-K/A-3).


                                                  /s/ Ernst & Young LLP

New York, New York
June 11, 2001